UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2009

Date of Report (Date of earliest event reported)

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VERTICAL BRANDING, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301

Encino, CA 91436
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (818) 926-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including any exhibit) that are not purely historical facts, including statements regarding Vertical Branding, Inc.’s (the “Registrant” or “Company”) beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause the Registrant's actual results to differ from management's current expectations are contained in the Registrant's filings with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01

Entry into a Material Definitive Agreement.

The P2F Master Agreement

On May 4, 2009, the Company and certain of its subsidiaries entered into an agreement with P2F Holdings (“P2F”) pursuant to which, among other things, the Company agreed to license (or sublicense as applicable) to P2F the exclusive right, subject to certain exceptions and limitations, to manufacture, market and sell the Company’s current portfolio of consumer products to US-based retail accounts (the “Master Agreement”). Under the terms of the Master Agreement, the Company will receive royalties on all P2F sales of covered products calculated as a product-specific percentage of such sales. The initial term of the Master Agreement is three (3) years, with P2F having the right to renew the agreement for another three-year period provided that the Company shall have been paid a minimum of $7.2 million in royalties during the initial term.

The Master Agreement requires the payment to the Company of certain annual guaranteed royalties, including $2.8 million required to be paid for the first contract year (ending June 30, 2009), with the minimum for each subsequent contract year to be determined according to a formula that takes into account the amount of sales of covered product by the Company through its direct to consumer sales channels for the six (6) months prior to the start of the next subsequent contract year, and with the annual guarantee for the first year of the renewal term (or year 4 of the contract) to be not less than $2.8 million. The amount of the annual guaranteed royalties for a particular contract year are subject to adjustment in the event that the license from the Company to P2F for a particular covered product terminates during such contract year, unless such termination occurs by reason of a breach of the Master Agreement by P2F. Upon execution of the Master Agreement, P2F paid the Company $1 million as an advance on future royalties, with such advance to be recouped over time at rates from 20% to 37.5% of royalties otherwise payable by P2F to the Company.

The Master Agreement further provides that P2F will have a right of first refusal on equivalent license and distribution rights for future Company products at royalty rates to be negotiated by the parties in good faith. P2F in turn is obligated under the Master Agreement to refer all new product opportunities to the Company for procurement of product rights and development of branding and marketing materials and campaigns, with any such new products being subject to P2F’s right of first refusal on wholesale distribution to U.S. retail accounts.

In connection with the rights conveyed by the Company to P2F under the Master Agreement, the Company agreed to transition all of its existing U.S. retail accounts to P2F as well as transfer all pending sales orders, inventory purchase orders and certain existing inventory to P2F. In addition to the applicable royalties, the Company is entitled to fifty percent (50%) of the net profit generated by P2F on fulfillment of all existing sales orders as well as any additional sales orders for covered products received by the Company or P2F through the month of May 2009, such amount not to exceed $1 million (the “Earn-Out”).

Finally, per the terms of the Master Agreement, the Company is obligated to develop, create a short-form television commercial for, and test-market at least four (4) new product offerings during each contract year and to spend a minimum of twenty-five percent (25%) of the royalties received from P2F on advertising media for direct response product sales.

Asset-Based Line of Credit

In connection with the entry into the Master Agreement by the Company’s wholly owned retail distribution subsidiary, Adsouth Marketing LLC (“ASM”), the consent of ASM’s senior asset-based lender, BFI Business Finance Inc. (“BFI”), was required and received. The amount outstanding on the BFI line of credit as of the date of the Master Agreement was approximately $1.75 million. It is expected that the BFI line will be paid down upon the collection by BFI of ASM accounts receivable, and that the BFI credit facility will thereafter be terminated.

Convertible Note Restructuring

Simultaneous with entry into the Master Agreement, the Company entered into a consent agreement (the “Consent Agreement”) with the holder, Gottbetter Capital Master Ltd. (“GCM”), of the Company’s outstanding senior subordinated convertible notes in the current aggregate principal amount of $2.23 million (the “Notes”). Under the terms of the Consent Agreement, GCM consented to the Company’s entry into the P2F Master Agreement, and the consummation of the transactions contemplated therein, and GCM waived all existing payment and certain other defaults by the Company under the Notes. The Consent Agreement further provides for the cancellation of the existing Notes and issuance of an Amended and Restated Senior Note (the “Restated Note”), as well as entry into Amendment 1 to the July 2006 Securities Purchase Agreement, all as more fully described below. In addition, the Consent Agreement requires that the Company pay to GCM as principal on the Restated Note (i) fifty percent (50%) of the amount, if any, by which the Earn-Out under the P2F Master Agreement exceeds $0.45 million, (ii) one hundred percent of such amounts above $0.8 million, (iii) the amount, if any, by which the collection of ASM receivables exceeds amounts owed under the BFI credit facility, and (iv) fifty percent (50%) of the amount of proceeds received by the Company in connection with any future debt or equity financing transaction. Finally, the Consent Agreement includes certain limitations on executive salaries and payment of cash bonuses, and provides that, in the event of a default by the Company on the Restated Note that the Company fails to cure within ninety (90) days, the exercise price on outstanding warrants held by GCM to purchase up to a total of 3.615 million shares of Company common stock shall reduce to $0.025.

The Amended and Restated Senior Note

The Restated Note to be issued pursuant to the Consent Agreement differs from the Notes in several material respects. The interest rate on the Restated Note is 13%, compared to 10% on the Notes. The Restated Note will not be convertible by the holder into Common Stock and may be pre-paid by the Company at any time without penalty, premium or other charge. In addition, the maturity of the indebtedness has been extended from August 1, 2009, to December 31, 2010. The Restated Note will require payments on the first day of each calendar month beginning September 1, 2009 (each an “Installment Date”) of the following amounts (the “Installment Amounts”): (A) $50,000 with respect to any Installment Date through 2009, (B) $75,000 with respect to any Installment Date from January through March 2010, and (C) $100,000 with respect to any Installment Date from April 2010 until maturity or until the Restated Note is otherwise paid in full. In addition to the Installment Amounts; provided, however, that (a) the February 1, 2010, Installment Amount shall also include fifty percent (50%) of the amount, if any, by which the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for May through December 2009 exceeds $2 million, and (b) each of the May 1, August 1, and November 1, 2010, Installment Amounts shall also include fifty percent (50%) of the amount, if any, by which EBITDA for the first, second and third fiscal quarters of 2010, respectively, exceeds $1 million. .

The Restated Note shall continue to be secured to the extent and in the manner set forth in that certain Security Agreement dated July 31, 2006 (the "Original Security Agreement") by and between the Company and Gottbetter Capital Finance LLC (“GCF”), as subsequently amended and modified. The Restated Note and related obligations would remain subject to the subordination and inter-creditor agreements previously entered into by and between the Company, GCM and BFI until the BFI loan amounts are paid in full and the line and related agreements terminated.

Amendment 1 to the July 2006 Securities Purchase Agreement

In conjunction with issuance of the Restated Note and pursuant to the terms of the Consent Agreement, the Company and GCM shall also enter into Amendment 1 to the Securities Purchase Agreement amending that certain Securities Purchase Agreement by and between the Company and GCM (as successor in interest to Gottbetter Capital Finance LLC) dated as of July 31, 2006, providing for the sale and issuance of the Notes (the “July 2006 SPA”). The amendments to the July 2006 SPA predominantly entail deletion of various covenants that are no longer applicable in light of the replacement of the Notes with the non-equity-related Restated Note.

The foregoing descriptions of the Master Agreement, Consent Agreement, Amended and Restated Note, and Amendment 1 to the Securities Purchase Agreement do not purport to be complete and each are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and are incorporated into this report by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Press Release date May 11, 2009, announcing the P2F Master Agreement
10.2	Master Agreement by and between the Company and P2F Holdings dated as of May 1, 2009
10.3	Consent Agreement by and between the Company and Gottbetter Capital Master Ltd.
10.4	Amended and Restated Note Issued to Gottbetter Capital Master Ltd.
10.5	Amendment 1 to the Securities Purchase Agreement by and between the Company and Gottbetter

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2009	VERTICAL BRANDING, INC.

	By:	/s/ VICTOR BRODSKY
Victor Brodsky
Principal Financial Officer

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